As filed with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-178734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTERN WIND ENERGY CORP.
(Exact name of registrant as specified in charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1328 - 885 West Georgia Street
Vancouver, British Columbia V6C 3E8
(Address of principal executive offices) (Zip Code)

2011 Stock Option Plan
(Full Title of the Plans)

Torys LLP, 1114 Avenue of the Americas
New York, New York, 10036
Attention: Mile T. Kurta
(Name and address of agent for service)

(212) 880-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ X ]

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statements on Form S-8, Registration No. 333-178734, filed by Western Wind Energy Corp. (the “Company”) on December 23, 2011 (the “Registration Statement”), pertaining to the registration of common shares of the Company under the Company’s 2011 Stock Option Plan.

The Company intends to file a Form 15F to terminate its duty to file reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration any and all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada, on April 9, 2013.

Western Wind Energy Corp.

By:	/s/ Walter Di Cesare
Name: Walter Di Cesare
Title: Corporate Secretary and Vice President, Legal

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on April 9, 2013.

SIGNATURE	TITLE

/s/ Jeff Rosenthal	Chief Executive Officer (Principal Executive
Jeff Rosenthal	Officer) and Director

/s/ Lee Butler	Chief Financial Officer
Lee Butler	(Principal Accounting and Financial Officer)

/s/ Edward C. Kress	Chairman of the Board of Directors
Edward C. Kress

____________	Director
O. Allan Kupcis

/s/ Harry Goldgut	Director
Harry Goldgut

____________	Director
Saul Shulman

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment to the Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of Western Wind Energy Corp. in the United States, on April 9, 2013.

Torys LLP

By:	/s/ Mile T. Kurta
Name: Mile T. Kurta
Title: Partner